UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

Interups Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-182956	48-1308920
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

ADDRESS

645 Fifth Avenue

Suite 400

New York, NY 10022

REGISTRANT’S TEL. NO.

212-371-7799

John B. Lowy, Esq.

John B. Lowy PC

645 Fifth Avenue, Suite 400

New York, NY 10022

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On November 18, 2014, Romanas Bagdonas (the “Seller”), entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Seller agreed to sell to Laxmi Prasad, an individual (the “Purchaser”), c/o SIRI Global Asset Management Corp., 645 Fifth Avenue, Suite 400, New York, NY 10022, the Four Million (4,000,000) shares of common stock of the Registrant (the “Shares”) owned by Mr. Bagdonas, constituting approximately 57.4% of the Registrant’s 6,970,000 issued and outstanding common shares, for $347,100. The sale was consummated on November 18, 2014.

As a result of the sale, there was a change of control of the Registrant. There is no family relationship or other relationship between the Seller and the Purchaser.

In connection with the sale under the Stock Purchase Agreement, the Seller, who was also the Registrant’s sole officer and director, submitted his resignation as sole officer and director of the Registrant, and appointed Likhitha Palaypu (the “Designee”) as the director of the Registrant. As a result thereof, the Designee now constitutes the entire Board of Directors of the Registrant. Ms. Palaypu is the daughter of the Purchaser.

As of the date hereof, the authorized capital stock of the Registrant consists of 75,000,000 shares of common stock, par value $.001 per share, of which 6,970,000 shares are issued and outstanding. Each share of common stock is entitled to one vote with respect to all matters to be acted on by the stockholders. There is no other class of shares of the Registrant authorized, issued or outstanding

This was a private transaction between the Seller and Purchaser, and no new shares of the Registrant were sold or issued.

The information required by this Item 5.01 is incorporated herein by reference to Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Common Stock Purchase Agreement dated as of November 18, 2014, Romanas Bagdonas, the Registrant’s sole officer and director, resigned his positions. Mr. Bagdonas’ resignation was not the result of any dispute or disagreement with the Registrant.

The Registrant’s new director, including any additional directors appointed by the Board of Directors, will hold office until the earlier of their death, resignation or removal by stockholders, or until their successors have been elected and qualified.  The Registrant’s officers are elected annually by, and serve at the pleasure of, the Board of Directors.

Biographies

FORMER DIRECTOR AND EXECUTIVE OFFICER

Set forth below is information concerning the former sole director and executive officer of the Registrant, who resigned all of his positions as a result of the change of control:

Name	Position/Title	Age

Romanas Bagdonas (1)	Director, President, CFO, CEO, Secretary	28

(1)	Mr. Bagdonas resigned all of his positions when the purchase of the Shares was completed, on November 18, 2014.

The following sets forth biographical information regarding the Registrant’s former sole director and officer:

Romanas Bagdonas has acted as sole officer and director since the Registrant’s incorporation on April 11, 2012. During last five years, Mr. Bagdonas was developing and managing various ecommerce projects internationally. He founded www.bigbonus.lt. (a group buying site). From 2008 until January 2012 his responsibilities were managing and supervising: http://www.superakcijas.lv. Also 2009-2011 he held a position as CEO at www.VideoCV.LV.

Set forth below is information describing the Registrant’s new sole officer and director:

Name and Address	Position/Title	Age
Likhitha Palaypu	Director, CEO	21
c/o SIRI Global Asset Management Corp.
645 Fifth Avenue, Suite 400
New York, NY 10022

The following sets forth biographical information regarding the Registrant’s new sole director and officer:

Likhitha Palaypu, 21, is a final year honors undergraduate at the University of St Andrews in Scotland, where she studies International Relations with special interest in conflict theory and environmental politics. In the frame of her studies, she has worked as a political analyst for Frontier Horizons, a securities and political risk analysis firm based in London and written articles for the Foreign Affairs Review, a rapidly growing online journal for international affairs. Prior to her undergraduate career, she studied in Groton School, where she was recognized with the Tronic Award for especially strong use of research resources and also where she served as Editor-in-Chief of the Grotonian, the literary magazine of the School.

At present, bringing to light her more entrepreneurial inclinations, Ms. Palaypu is shifting focus to work on two ventures of her own--one in the health drinks industry and the other in research and news technology. Both draw on her studies of environmental politics and IR theory, but take a more practical grounding of the subject. Maa Ganga Corporation aims to provide natural and classic thirst-quenchers, such as coconut water, mineral water, sugar cane juice, and buttermilk, to mass markets globally, whereas the latter project, with a provisional name of Idbi, focuses on alternative methods of delivering news.

Ms. Palaypu is the daughter of Laxmi Prasad, the Purchaser. There is no relationship between the Seller and either Ms. Palaypu or the Purchaser. Ms. Palaypu intends to serve as an interim CEO, pending the Registrant’s appointment of a CEO pursuant to an employment agreement.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the Registrant’s knowledge, during the past ten (10) years, neither our former or new director, nor promoter, or control person, has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

The Registrant has no material plan, contract or arrangement (written or not written) to which Ms. Palaypu is a party or in which she participates, which is entered into or material amendment in connection with the triggering event or any grant or award to her, or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Registrant’s common stock by (i) each stockholder known by the Registrant to be the beneficial owner of more than 5% of the Registrant’s common stock and (ii) by the directors and executive officers of the Registrant, as a result of the change of control. The person or the Registrant named in the table has sole voting and investment power with respect to the shares beneficially owned.

Title of Class	Name and Address	Amount and Nature of	Percent of Class
	Of Beneficial Owner	Beneficial Ownership

Common Stock, par value $0.001	Laxmi Prasad c/o SIRI Global Asset Management Corp. 645 Fifth Avenue, Suite 400 New York, NY 10022	4,000,000	57.4%

Item 9.01	Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Common Stock Purchase Agreement dated as of November 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERUPS INC.
(Registrant)
Date: November 21, 2014

/s/ Likhitha Palaypu
LIKHITHA PALAYPU, CEO